Exhibit 99.1

PRESS RELEASE	November 12, 2019

Tilray, Inc. Reports Third Quarter 2019 Financial Results

Revenue Increased 409% to $51.1 (C$67.8) Million in the Third Quarter of 2019 Compared to the Prior Year Period

International Medical Revenue Grew More Than Five-Fold Compared to the Prior Year Period

NANAIMO, BRITISH COLUMBIA – Tilray, Inc. (“Tilray” or the “Company”) (Nasdaq: TLRY), a global pioneer in cannabis research, cultivation, production and distribution, reports financial results for the third quarter ended September 30, 2019. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“Our performance in the third quarter, including solid revenue growth and sequential gross margin expansion, reflects the positive business trends we have underway,” said Brendan Kennedy, Tilray’s President and Chief Executive Officer. “We are in the early days of seeing our strategic initiatives bear fruit – including our European expansion, brand portfolio evolution and strategic partnership product launches. We continue to expect significant growth in the fourth quarter and into 2020.”

He continued, “Beyond that, our strong global infrastructure and supply chain are a critical competitive advantage and our team is focused on maximizing the substantial opportunity we have to deliver long-term, sustainable value to our shareholders.”

Third Quarter 2019 Financial Highlights

•

Revenue increased 408.6% to $51.1 million (C$67.8 million), compared to the third quarter of last year, driven by the Canadian adult-use market, the Manitoba Harvest acquisition, and growth in international medical markets as a result of the first GMP certification of the Portugal facility. Excluding excise tax, revenue was $48.2 (C$64.1) million.

	Three months ended September 30,				Nine months ended September 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Adult-use	$15,834	$—	$15,834	N/A	$38,756	$—	$38,756	N/A
ACMPR (direct to patient & bulk)	13,909	9,098	4,811	53%	30,750	25,743	5,007	19%
Hemp products	15,650	—	15,650	N/A	41,167	—	41,167	N/A
International - medical	5,708	949	4,759	501%	9,370	1,856	7,514	405%
Total revenue	$51,101	$10,047	$41,054	409%	$120,043	$27,599	$92,444	335%
Excise tax included in revenue	$2,931	$—	$2,931	N/A	$8,707	$—	$8,707	N/A

•	Total kilogram equivalents sold increased over six-fold to 10,848 kilograms from 1,613 kilograms in the prior year period.
•	Average net selling price per gram decreased to $3.25 (C$4.32) compared to $6.21 (C$8.26) in the prior year period. The average net selling price excluding excise taxes for adult-use

PRESS RELEASE	November 12, 2019

was $2.98 (C$3.96) per gram for the third quarter of 2019. The decrease was due to a shift in product and channel mix.
•	Gross margin increased sequentially to 31% from 27% in the prior quarter and was flat compared to the third quarter of 2018.
•

Net loss for the quarter was $35.7 million or $0.36 per share compared to a loss of $18.7 million or $0.20 per share for the prior year period. Adjusted EBITDA was a loss of $23.5 million compared to a loss of $7.4 million in the prior year period. The increased net loss and Adjusted EBITDA declines were primarily due to the increase in operating expenses related to growth initiatives, expansion of international teams, and the addition of Manitoba Harvest and Natura businesses.

Business Highlights

•	Signed definitive agreement with Privateer Holdings, Inc. to extend lock-up for up to two years and provide for orderly release of the 75 million Tilray common shares held by Privateer Holdings, Inc.
•

Announced definitive agreement to acquire 420 Investments Ltd. (“FOUR20”), an adult-use cannabis retail operator headquartered in Calgary, Alberta. The transaction is expected to close by the end of the first quarter of 2020.

•	Significant capacity expansion:
o

Increased international export capacity with an additional 20 hectares (50 acres) of outdoor cultivation space in Portugal through a Definitive Agreement with Esporão, one of the largest and most sophisticated agricultural businesses in Portugal. This agreement expands Tilray’s total production and manufacturing footprint to 3.4 million square feet worldwide.

•	Key international market developments:
o	Exported first shipment of medical cannabis from EU Campus in Portugal to Germany to supply patients in need.
o	Imported GMP-certified finished medical cannabis oil solutions into Ireland for nationwide distribution under the Medical Cannabis Access Programme.
•	Expanding our brand portfolio:
o

Fluent Beverage Company, a joint venture between Anheuser‐Busch InBev and Tilray through subsidiaries Labatt Breweries of Canada and High Park, announced plans to distribute CBD Beverages in Canada in December 2019 once regulations allow.[1]

o

High Park™, a subsidiary of Tilray, Inc., unveiled the second phase of its adult-use product portfolio set to launch throughout Canada over the course of the next year as permitted by regulations. The expanded broad-based portfolio includes innovative cannabis products and formats, including CBD beverages, edibles, and vape products.[2]

[1]	Announced October 10, 2019
[2]	Announced October 16, 2019

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 12, 2019

o	Acquired Smith & Sinclair, an innovative U.K.-based confectionary company that will introduce CBD-infused consumer products under the brand, Pollen, in the U.S. and U.K. within applicable regulations.
•	Clinical research developments:
o	Imported medical cannabinoids into the United States to support two clinical trials led by NYU School of Medicine for patients with Alcohol Use Disorder and Post-Traumatic Stress Disorder.
o

Imported medical cannabis into the United States from Canada for a new clinical trial evaluating the efficacy of medical cannabis as a treatment for taxane-induced peripheral neuropathy (TIPN) secondary to treatment with paclitaxel or docetaxel.[3] TIPN affects more than 67 percent of women undergoing breast cancer treatment.

Conference Call

The Company will host a conference call to discuss these results today at 5:00 p.m. ET. Investors interested in participating in the live call can dial 877-489-6528 from the U.S. and 629-228-0736 internationally. A telephone replay will be available approximately two hours after the call concludes through Tuesday, November 26, 2019, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 7038019.

There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.tilray.com. The webcast will be archived for 30 days.

About Tilray®

Tilray is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients and consumers in 13 countries spanning five continents.

Forward Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements regarding our growth potential, the sustainability of growth, demand for our products and the medical and adult-use cannabis markets, anticipated plans for strategic partnerships and acquisitions, and the closing of the downstream merger with Privateer Holdings, Inc. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking

[3]	Announced October 24, 2019

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 12, 2019

statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 13, 2019, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to Adjusted EBITDA, which is not a financial measure calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as net income (loss) before interest expense, net; other income, net; deferred income tax expense (recovery), current income tax expense; foreign exchange loss (gain), net; depreciation and amortization expense; stock-based compensation expense; acquisition-related (income) expense; and amortization of inventory step-up. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. The Company believes Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses Adjusted EBITDA to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  Adjusted EBITDA is also presented to the Company’s Board of Directors.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

For further information:

Media, Global: Chrissy Roebuck, +1-833-206-8161, news@tilray.com

Investors: Rachel Perkins, +1-646-277-1221, rachel.perkins@icrinc.com

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 12, 2019

TILRAY, INC.

Condensed Consolidated Statements of Net Loss and Comprehensive Loss

(in thousands of U.S. dollars, except for share and per share data, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue	$51,101	$10,047	$120,043	$27,599
Cost of sales	35,248	6,979	86,532	16,458
Gross profit	15,853	3,068	33,511	11,141
General and administrative expense	19,978	7,001	49,240	16,488
Sales and marketing expense	16,974	3,493	39,161	9,061
Depreciation and amortization expense	3,190	529	7,438	1,032
Stock-based compensation expense	8,315	11,245	21,206	16,877
Research and development expense	2,315	802	4,891	2,416
Loss from equity method investments	1,837	—	1,837	—
Acquisition-related (income) expense, net	(13,454)	10	(6,598)	10
Operating loss	(23,302)	(20,012)	(83,664)	(34,743)
Foreign exchange loss (gain), net	2,585	(1,591)	1,153	913
Interest expense, net	8,687	480	26,018	1,393
Finance income from ABG Profit Participation Arrangement	(210)	—	(557)	—
Other income, net	(1,313)	(225)	(5,661)	(422)
Loss before income taxes	(33,051)	(18,676)	(104,617)	(36,627)
Deferred income tax expense (recovery)	2,432	—	(3,987)	—
Current income tax expense	195	24	402	87
Net loss	$(35,678)	$(18,700)	$(101,032)	$(36,714)
Net loss per share - basic and diluted	(0.36)	(0.20)	(1.04)	(0.39)
Weighted average shares used in computation of net loss per share - basic and diluted	98,130,507	93,144,042	96,742,626	93,144,042
Net loss	$(35,678)	$(18,700)	$(101,032)	$(36,714)
Foreign currency translation loss	(4,863)	(451)	(2,414)	(538)
Unrealized (loss) gain on cash equivalents and investments	(301)	—	345	—
Other comprehensive loss	(5,164)	(451)	(2,069)	(538)
Comprehensive loss	$(40,842)	$(19,151)	$(103,101)	$(37,252)

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 12, 2019

TILRAY, INC.

Condensed Consolidated Balance Sheets

(in thousands of U.S. dollars, except for share and par value data, unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$100,159	$487,255
Short-term investments	22,213	30,335
Accounts receivable, net of allowance for doubtful accounts of $612 and $292, respectively	36,040	16,525
Other receivables	2,886	969
Inventory	110,487	16,211
Prepaid expenses and other current assets	58,895	3,007
Total current assets	330,680	554,302
Property and equipment, net	166,489	80,214
Intangible assets, net	329,928	4,486
Goodwill	163,041	—
Investments	42,318	16,911
Deposits and other assets	7,744	754
Total assets	$1,040,200	$656,667
Liabilities
Current liabilities
Accounts payable	58,688	10,649
Accrued expenses and other current liabilities	71,387	14,818
Accrued obligations under capital lease	127	470
Total current liabilities	130,202	25,937
Accrued obligations under capital lease	9,166	8,286
Deferred tax liability	57,100	4,424
Convertible Notes, net of issuance cost	427,983	420,367
Total liabilities	$624,451	$459,014
Stockholders’ equity
Class 1 common stock ($0.0001 par value, 250,000,000 shares authorized; 16,666,667 shares issued and outstanding)	2	2
Class 2 common stock ($0.0001 par value; 500,000,000 shares authorized; 83,605,076 and 76,504,200 shares issued and outstanding, respectively	8	8
Additional paid-in capital	623,254	302,057
Accumulated other comprehensive income	1,694	3,763
Accumulated deficit	(209,209)	(108,177)
Total stockholders’ equity	415,749	197,653
Total liabilities and stockholders’ equity	$1,040,200	$656,667

Tilray | Nanaimo, BC | www.tilray.com

PRESS RELEASE	November 12, 2019

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA reconciliation:
Net loss	$(35,678)	$(18,700)	$(101,032)	$(36,714)
Depreciation and amortization expense	4,686	1,404	10,441	2,552
Stock-based compensation expense	8,315	11,245	21,206	16,877
Acquisition-related (income) expense, net	(13,454)	10	(6,598)	10
Foreign exchange loss (gain), net	2,585	(1,591)	1,153	913
Interest expense, net	8,687	480	26,018	1,393
Other income, net	(1,313)	(225)	(5,661)	(422)
Amortization of inventory step-up	—	—	2,041	—
Deferred income tax expense (recovery)	2,432	—	(3,987)	—
Current income tax expense	195	24	402	87
Adjusted EBITDA	$(23,545)	$(7,353)	$(56,017)	$(15,304)

	Three months ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted net loss reconciliation:
Net loss	$(35,678)	$(18,700)	$(101,032)	$(36,714)
Acquisition-related (income) expense, net	(13,454)	10	(6,598)	10
Amortization of inventory step-up	—	—	2,041	—
Adjusted net loss	$(49,132)	$(18,690)	$(105,589)	$(36,704)
Adjusted net loss per share - basic and diluted	(0.50)	(0.20)	(1.09)	(0.39)
Weighted average shares used in computation of adjusted net loss per share - basic and diluted	98,130,507	93,144,042	96,742,626	93,144,042

Tilray | Nanaimo, BC | www.tilray.com